CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information, in Amendment No. 44 to the Registration Statement (File No. 811-03174) of Countrywide Tax-Free Trust.

                                            /s/ Ernst & Young LLP
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                                            ERNST & YOUNG LLP

Cincinnati, Ohio
April 5, 2000